Exhibit 10.8

SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between VWR International, LLC (“VWR”), and Charles F. Canfield (“Executive”) (VWR and Executive collectively referred to as “the Parties”). Under this Agreement, VWR will provide Executive with additional monetary benefits in return for Executive’s release of, and promise not to sue on, any and all claims Executive may have against VWR arising out of that employment, including any claims Executive might have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq.

In consideration of the mutual promises contained herein, and intending to be legally bound, VWR and Executive AGREE as follows:

1.                                       Employment End Date. By mutual agreement, VWR’s employment of Executive shall conclude permanently and irrevocably effective December 31, 2007 (“Employment End Date”).

2.                                       Responsibilities. Executive’s obligation to work full-time (i.e., five full days per week) shall conclude upon the Effective Date of this Agreement (as defined below). From the Effective Date until September 31, 2007, Executive shall work on a reduced schedule of four days per week. From October 1, 2007 to December 31, 2007, Executive shall be available to VWR as a consultant for up to a maximum of two days per week. During all times prior to the Employment End Date, Executive shall perform such duties as requested by VWR, so long as such duties are reasonably similar in type and nature to the duties that Executive performed prior to the date of this Agreement. VWR shall reimburse Executive for all business expenses incurred prior to the Employment End Date in connection with the performance of the duties requested by VWR, in accordance with VWR’s policies and procedures.

3.                                       Severance Payments. Conditioned upon Executive signing and not revoking this Agreement within the time periods provided in Paragraphs 17 and 18 below, VWR shall (a) continue to pay Executive his current annual salary until the earlier of (i) Executive’s voluntary resignation, (ii) termination by VWR for Cause (as defined below), or (iii) the Employment End Date, and (b) at the time and in the manner provided for in the 2007 VWR Management Incentive Plan (the “Plan”), pay Executive the amount, if any, he would have earned under the Plan had he remained a full-time employee through December 31, 2007, in each case in accordance with VWR’s regular payroll practices and as reduced by all payroll deductions required by law and/or authorized by Executive. The amount of salary and incentive payment paid to Executive in excess of prorated compensation for Executive’s reduced responsibilities as set forth in Paragraph 2 above shall be referred to herein as the “Severance Payments.”  The Severance Payments and the opportunity for continued employment through the Employment End Date shall constitute consideration for the releases and covenants set forth herein. For purposes of this Agreement, Cause shall be defined as the occurrence of any of the following events which, if susceptible to cure, has not been cured within ten (10) days following delivery of written notice by VWR: (i) material failure by the Executive, after notice thereof, to perform satisfactorily his duties and responsibilities hereunder; (ii) gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to VWR; (iii) the commission of an act of embezzlement of VWR’s funds or fraud committed in connection with the Executive’s employment hereunder; (iv) material violation of VWR’s Code of Conduct; (v) the material violation of other rules or policies of the VWR that results in a material direct or indirect loss, damage or injury, monetarily or otherwise, to VWR; (vi) conviction of or plea of nolo contendere to a felony, the effect of which has a material adverse effect on VWR; or (vi) the material breach of any provision of this Agreement.

4.                                       Good and Valuable Consideration. The Severance Payments and opportunity for continued employment are in addition to anything of value that Executive is entitled to receive from VWR and is good and valuable consideration for this Agreement. Executive agrees to the terms set forth in this Agreement in return for VWR’s promise to provide Executive with the Severance Payments to which he would otherwise not be entitled.

5.                                       Sole Entitlement. Executive acknowledges and agrees that, through the date he executes this Agreement, no other wages, monies, or benefits are owing to him insofar as he has been paid all compensation and benefits due and owing through that date.

6.                                       General Release. In consideration of the Severance Payments, and of other good and valuable consideration the receipt of which Executive hereby acknowledges, and intending to be legally bound, Executive hereby irrevocably and unconditionally releases and forever discharges VWR and any and all of its parents, subsidiaries, affiliates, and related entities, and each of its and their predecessors, successors, insurers, owners, stockholders, directors, officers, Executives, attorneys, and other agents (collectively “Released Parties”) of and from any and all complaints, promises, contracts, controversies, suits, rights, interests, losses, debts, actions, claims, demands, charges, obligations, causes of action, judgments, damages, penalties, expenses, indemnities, and liabilities of any nature whatsoever (including without limitation attorneys’ fees and costs), whether known or unknown, suspected or unsuspected, anticipated or unanticipated, or whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Executive has or may have against any of the Released Parties, by reason of any and all acts, omissions, events or facts occurring or existing prior to or on the date he signs this Agreement, including, without limitation, all claims relating to or arising out of his employment to date with VWR and/or the termination of that employment; any and all claims arising under any contract of employment, whether express or implied; any and all claims arising under any provision of the Constitution of the United States, the Commonwealth of Pennsylvania or any other state; any and all claims arising under any federal, state or other governmental statute, regulation or ordinance, including without limitation the National Labor Relations Act of 1947, the Family and Medical Leave Act, the Americans with Disabilities Act, the Civil Rights Acts of 1866, 1871, 1964, and 1991, the Equal Pay Act, the Rehabilitation Act of 1973,  the Bankruptcy Code, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Executive Retirement Income Security Act, the False Claims Act, the Health Insurance Portability and Accountability Act, the Sarbanes-Oxley Act, the Pennsylvania Human Relations Act, and any other employee-protective law of any jurisdiction that may apply; and any and all claims arising under any provision of any other law, common or statutory, or other any other legal or equitable theory of recovery (“Released Claims”). The Severance Payments are in lieu of and precludes Executive from receiving any other severance payment or benefit from VWR.

7.                                       ADEA Release. The Severance Payments are also being given to Executive and hereby is also accepted by Executive in full and final release and settlement of any and all claims that Executive may have against the Released Parties under the Age Discrimination in Employment Act connected with Executive’s employment with VWR or the termination of that employment, which arises on or before the date of Executive’s acceptance of this Agreement as indicated below.

8.                                       Waiver and Relinquishment of Rights. Executive acknowledges that he may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which he may now know or believe to be true, with respect to the Released Claims. Nevertheless, Executive expressly waives any and all claims that he may have against any of the Released Parties, including any which are presently unknown, unsuspected, or unanticipated.

9.                                       No Right to Relief. Executive expressly waives and shall have no claim or right to obtain or receive any money damages, injunctive relief, or any other type or amount of relief not set forth in this Agreement through any lawsuit, complaint, charge, action or proceeding commenced or maintained in any court, agency, or other forum by him or by any person or entity on his behalf with respect to the Released Claims.

10.                                 Promise Not To Sue On Released Claims. Executive warrants, covenants, and represents that he has not heretofore assigned or transferred or purported to assign or transfer to any person any Released Claim or any part or portion thereof, and agrees to indemnify, defend and hold harmless VWR from and against any claim based on, related to or arising out of any such assignment or transfer or purported or claimed assignment or transfer. Executive also warrants, covenants, and represents that, as of the date of this Agreement, neither he nor anyone acting on his behalf has made or filed any lawsuit, complaint, charge, action or proceeding against any of the Released Parties with any federal, state, or local court agency or authority, or any other regulatory authority. Executive further acknowledges that, except as may be prohibited by or unenforceable under law, the Severance Payments are being given to Executive in return for his promise not to initiate any court or judicial-type proceeding against the Released Parties that involves any of the Released Claims, and Executive further covenants not to initiate any such proceeding. However, nothing in this Paragraph 10 shall be construed to prevent Executive from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or the Pennsylvania Human Relations Commission. Further, if any provision of this Paragraph 10 subsequently shall be held by any court or agency of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of any provision in this Paragraph 10 shall have no effect upon the remaining provisions of this Agreement, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

11.                                 Representation Regarding FMLA. Executive represents and warrants that VWR has never denied Executive the right to take leave under the Family and Medical Leave Act and that VWR has never taken any adverse action against Executive as a result of him requesting or taking any such leave.

12.                                 Consultation With An Attorney. Executive acknowledges that he has been advised to consult his own attorney prior to entering into this Agreement and that he was afforded sufficient time to undertake such consultation.

13.                                 Confidentiality. Executive acknowledges and agrees that the terms of this Agreement are to remain STRICTLY CONFIDENTIAL and that Executive will not discuss the terms of conditions of this Agreement with any person except (a) for Executive’s immediate family and current or future attorneys, accountants or tax advisors, each of whom shall agree before any such disclosure to be bound by this confidentiality provision; or (b) as may be required by law, rule or regulation adopted pursuant to law, court or administrative order or decree, in or in connection with testimony given or documents subpoenaed in a judicial or administrative proceeding. Should Executive be asked to produce this Agreement or to testify about it or divulge any of its terms, Executive agrees to immediately give written notice to VWR as provided in Paragraph 19 below and to join VWR in seeking a confidentiality or protective order in the form sought by VWR.

14.                                 Confidential Information. Executive hereby acknowledges and agrees that he had access to trade secrets and other proprietary, confidential information of VWR, its affiliates, and its and their subsidiaries and customers, including information about employees, developments, business plans, finances, costs, customers, profits, markets, sales, products, services, strategies, decisions, plans, marketing, computer systems, software programs, and other information all of which Executive agrees is highly confidential, not generally known or available to the public or in the public domain, derives independent economic value from not being generally known or available to the public, and which is the subject of reasonable efforts by VWR to maintain its confidentiality (hereinafter referred to as “Confidential Information”). In recognition of the foregoing, Executive covenants and agrees to keep secret all Confidential Information and not to, directly or indirectly, disclose or disseminate any Confidential Information to anyone or make use of any of it for any purpose whatsoever. The term “Confidential Information” shall not include information that can be demonstrated to be generally known in the industry or to the public other than through breach of Executive’s obligations to VWR.

15.                                 VWR’s Property. On the earlier of (i) Executive’s voluntary resignation, (ii) termination by VWR or (iii) the Employment End Date, Executive agrees to immediately return and deliver to VWR any and all of VWR’s property in his possession, custody, or control, including without limitation all Confidential Information, credit cards, keys (office, desk), equipment, files, records, notes, documents, memoranda, computer diskettes/CDs, computer programs, catalogs, customer lists, and any other data or information in any form whatever. Executive shall at the same time submit in writing to VWR his computer and voice mail passwords. Executive further agrees to cooperate with VWR in providing information about the status of current projects.

16.                                 Non-Disparagement. Executive shall not communicate or publish, directly or indirectly, any disparaging comments or information about VWR or any of its current or former officers, directors, managers, supervisors, employees, or representatives to any person, corporation, partnership, or any other entity, including without limitation, any VWR current or former employee, customer, or pending or prospective customer. VWR shall not communicate or publish, directly or indirectly, any disparaging comments or information about Executive to any person, corporation, partnership, or any other entity.

17.                                 Period of Consideration. By signing below, Executive acknowledges that VWR complied with the ADEA by giving him a period of at least twenty-one (21) days from the date that this Agreement was first provided to Executive to consider this Agreement and to decide whether to accept it. If Executive decides to accept the Agreement sooner than twenty-one (21) days following its receipt, he hereby agrees that he is waiving his right to consider this Agreement for the full 21-day period. Further, Executive acknowledges that no representative of VWR ever stated or implied that he had less than twenty-one (21) days to consider this Agreement. And, Executive acknowledges that his decision to accept this Agreement in less than twenty-one (21) days was voluntary and knowing on his part and was not induced by any fraud, misrepresentation, or threat to withdraw or alter this Agreement prior to the expiration of the 21-day period.

18.                                 Right To Revocation. This Agreement will not become effective or enforceable for a period of seven (7) days from the date of Executive’s acceptance of the Agreement by signing below. During this seven (7) day period, Executive has a right to change his decision to accept the Severance Payments that has been offered to him and to revoke this Agreement by delivering written notice of revocation to VWR at the address specified in Paragraph 19 below before 5:00 p.m. (EST/EDT) on the seventh day after signing the Agreement. During this seven day period, Executive will not receive any monies or benefits to which he would be entitled solely as a result of this Agreement.

19.                                 Effective Date. If Executive decides to accept this agreement, he must deliver this Agreement bearing his original signature within the time period provided in Paragraph 17 above to VWR at the following address:

George Van Kula

Senior Vice President, General Counsel and Secretary

VWR International

1310 Goshen Parkway

West Chester, PA 19380

This Agreement shall become effective and enforceable on the eighth day after Executive signs the Agreement (“Effective Date”), unless sooner revoked pursuant to Paragraph 18 above. Any notice required to be sent to VWR pursuant to Paragraph 13 above or any other provision in this Agreement shall be sent to the above.

20.                                 Injunctive Relief. Executive acknowledges that money damages will be an inadequate remedy in the event of a proven breach of any of his covenants or obligations under this Agreement, including without limitation those contained in Paragraphs 13, 14, 15, and 16, and that any such breach will cause VWR great and irreparable injury and damage. In the event VWR proves that Executive has breached any of his covenants or obligations under this

Agreement, VWR shall be entitled, without waiving any rights or remedies otherwise available to VWR at law or in equity, to preliminary and permanent injunctive and other equitable relief.

21.                                 No Admission Of Wrongdoing. Neither the offering or acceptance of this Agreement is intended or shall be construed as an admission that either Executive or any of the Released Parties has violated any federal, state or local law or regulation or has committed any wrong against any other party to this Agreement.

22.                                 No Representation Of Tax Consequences. Executive acknowledges and certifies that VWR has not made any representations as to the tax consequences of this Agreement or the Severance Payments.

23.                                 Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law otherwise applicable therein.

24.                                 Entire Agreement and Modifications. This Agreement, and any previous agreement or agreements between Executive and any of the Released Parties regarding Confidential Information and/or containing restrictive covenants, together set forth the entire agreement between the Parties and fully supersedes any and all other prior or contemporaneous written or oral contracts, agreements, or understandings between the Parties pertaining to the subject matter hereof. This Agreement shall be modified only by an instrument in writing signed by an authorized representative of each of the Parties.

25.                                 Agreement Not Assignable. This Agreement shall not be assignable by Executive without the prior written consent of VWR.

26.                                 Negotiation. Executive acknowledges and agrees that this Agreement has been negotiated by and between parties of equal bargaining power and each has had the opportunity to contribute to its drafting and to consult with the attorney of their choosing. It shall not be construed in favor of or against either of the Parties. Accordingly, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

27.                                 Severability. If a court of competent jurisdiction adjudicates any covenant or obligation under this Agreement to be invalid, void or unenforceable, then the Parties intend that the court modify such provision only to the extent necessary to render the covenant or obligation enforceable as modified or, if the covenant or obligation cannot be so modified, the Parties intend that the court sever such covenant or obligation, and that the remainder of this Agreement, and all remaining covenants, obligations and provisions as so modified, shall remain valid, enforceable, and in full force and effect.

28.                                 Further Assurances. Each of the Parties shall execute any other documents and take any other actions as may be reasonably necessary to carry out the intent and purpose of this Agreement.

29.                                 Headings. The paragraph headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

30.                                 Counterparts. This Agreement may be executed in any number of counterparts, or in different counterparts, any of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

31.                                 Facsimile. A facsimile signature on this Agreement shall have the same force and effect as an original signature.

32.                                 Knowing and Voluntary Agreement. Executive by signing below acknowledges and represents as follows:

I ACKNOWLEDGE THAT I HAVE SIGNED THIS AGREEMENT VOLUNTARILY AFTER CAREFULLY READING AND FULLY UNDERSTANDING ALL OF THE PROVISIONS AND EFFECTS OF THIS AGREEMENT, WHICH INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND RESTRICTS FUTURE LEGAL ACTION AGAINST VWR AND OTHER RELEASED PARTIES. I ALSO ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH MY OWN ATTORNEYS, WHO ARE THE ATTORNEYS OF MY OWN CHOOSING. I REPRESENT THAT NEITHER VWR NOR ANY OF ITS AGENTS OR ATTORNEYS HAS MADE ANY REPRESENTATIONS OR PROMISES TO ME CONCERNING THE TERMS OR EFFECT OF THIS AGREEMENT.

I REPRESENT THAT I AM COMPETENT TO ENTER INTO THIS AGREEMENT ON MY OWN BEHALF. I FURTHER REPRESENT THAT I AM NOT BEING FORCED OR COERCED TO ENTER INTO THIS AGREEMENT, AND DO NOT ENTER INTO IT UNDER DURESS. I ENTER INTO THIS AGREEMENT VOLUNTARILY AND UNDER MY OWN FREE WILL.

PLEASE READ CAREFULLY. THIS AGREEMENT CONSISTS OF SEVEN (7) PAGES AND INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this SEVERANCE AGREEMENT AND GENERAL RELEASE.

VWR INTERNATIONAL, LLC

	/		By:	/
Charles F. Canfield	/	Date		George Van Kula	/	Date
Senior Vice President, General Counsel
and Secretary